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                                                                 EXHIBIT 10.32

                          SALE AND PURCHASE AGREEMENT

Exodus Communications K.K. ("Purchaser"), The Nomura Real Estate Development Co., Ltd. ("NRE") and Nomura Research Institute, Ltd. ("NRI") entered into this Sale and Purchase Agreement as of April 25, 2000 (this "Agreement") regarding the sale and purchase of real estate etc. under which Purchaser is the purchaser and NRE and NRI are the sellers on April 25, 2000 as follows.

Article 1
(Definitions)
In this Agreement, each term in the following subparagraphs shall have the meaning as defined below.
    1. "Land" shall mean the land specified in the Land Schedule attached hereto.
    2. "Building" shall mean the building specified in the Building Schedule attached hereto. The Building includes the Equipment/Fixtures I.
    3. "Equipment/Fixtures I" shall mean the equipment and fixtures owned by NRE specified in the Equipment/Fixtures Schedule attached hereto.
    4. "Equipment/Fixtures II" shall mean the equipment and fixtures owned by NRI specified in the Equipment/Fixtures Schedule attached hereto.
    5. "Property" shall mean the Land, the Building and the Equipment/Fixtures II, collectively.
    6. "Exodus" shall collectively mean Purchaser, Exodus Communications Inc., or their directors, officers, employees, working staffs, agents, contractors, service consignees and other relevant persons.
    7. The "Memorandum of Agreement Regarding Sublease" shall mean the Memorandum of Agreement Regarding Sublease dated February 24, 2000 entered into among Exodus Communications K.K., NRE and NRI.
    8. The "Office Space Sublease Agreement" shall mean the office space sublease agreement regarding Nomura Fudosan Shinjuku Building as of February 24, 2000 entered into between Exodus Communications K.K. and NRI.

Article 2.
(Sale and Purchase between Purchaser and NRE)
1. NRE shall sell to the Purchaser, and the Purchaser shall purchase from NRE, the Land and the Building, in accordance with this Agreement.
2. The purchase price in the preceding paragraph shall be 5,544,319,200 yen. The details of the purchase price shall be as follows.
    1.  The Land:  4,842,516,000 yen
    2.  The Building: 668,384,000 yen and the consumption tax of 33,419,200 yen
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3.  The Purchaser and NRE hereby confirm that the consumption tax in the preceding paragraph is calculated on the basis that the consumption tax rate (i.e., the total of the tax rates under the Consumption Tax Law and the Local Consumption Tax Law) effective as of the execution date hereof is 5%, and they agree that the amount of the consumption tax in the preceding paragraph will automatically change as a result of any change in the tax rate applicable to the sale and purchase hereunder after the execution date hereof.
4. Should any new tax similar to the consumption tax be imposed on this Agreement due to a change in the tax system after the execution date hereof, the Purchaser shall bear the burden of such tax.

Article 3.
(Sale and Purchase between Purchaser and NRI)
1. NRI shall sell to the Purchaser, and the Purchaser shall purchase from NRI, the Equipment/Fixtures II, in accordance with this Agreement.
2. The purchase price in the preceding paragraph shall be 828,555,000 yen (which consists of the Equipment/Fixtures II of 789,100,000 yen and the consumption tax of 39,455,000 yen).
3. The Purchaser and NRI hereby confirm that the consumption tax in the preceding paragraph is calculated on the basis that the consumption tax rate (i.e., the total of the tax rates under the Consumption Tax Law and the Local Consumption Tax Law) effective as of the execution date hereof is 5%, and they agree that the amount of the consumption tax in the preceding paragraph will automatically change as a result of any change in the tax rate applicable to the sale and purchase hereunder after the execution date hereof.
4. Should any new tax similar to the consumption tax be imposed on this Agreement due to a change in the tax system after the execution date hereof, the Purchaser shall bear the burden of such tax.

Article 4.
(Payment Date and Payment Method)
1. The Purchaser shall pay NRE 554,481,920 yen in total of the purchase price as set forth in Article 2, representing 551,090,000 yen plus 3,341,920 yen as consumption tax on the taxable portion thereof upon the execution of this Agreement and shall, subject to Paragraph 2 of Article 12, pay NRE the remaining balance of the purchase price no later than March 31, 2001, by wire transferring each amount to the bank deposit account designated by NRE (any wire transfer charges shall be borne by the Purchaser). Transfer of ownership of the Land of and the Building shall occur as set forth in Paragraph 1 of Article 13.
2. The Purchaser shall pay NRI 82,855,500 yen in total of the purchase price as set forth in Article 3 upon the execution of this Agreement and shall, subject to Paragraph 3 of Article 12, pay NRI the remaining balance of the purchase price no later than March 31, 2001, by wire transferring each amount to the bank deposit account designated by NRI (any transfer charges shall be borne by the Purchaser). Transfer of ownership of the Equipment/Fixtures II shall occur as set forth in Paragraph 2 of Article 13.
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3.  The "remaining balance" shall mean an amount calculated after applying by
    Articles 2.3, 2.4, 3.3 and 3.4.
4. With respect to the acceptances of the purchase prices in the preceding two paragraphs, NRE and NRI shall deem the wire transfer receipts issued to the Purchaser by the bank(s) as the receipts and will not issue any receipt to the Purchaser. The Purchaser shall not object to this treatment.
5.  NRE shall take any measures as specified in Subparagraph 1 of Paragraph 1 of
    Article 41, referred to by Paragraph 1 of Article 41-2 of the Building Lots and Buildings Transaction Business Law (Guarantee Entrustment Agreement with a Real Estate Guaranty Co., Ltd.) with respect to the amounts received from the Purchase upon the execution of this Agreement.

Article 5.
(Change of the Subject of Sale and Purchase)
1. If any portion of the Building or the Equipment/Fixtures II is removed due to construction or other work which Exodus itself or NRE, NRI or any third party, with Exodus' prior approval, conducts during the period from the execution hereof to the delivery of the Property, the removal portion shall automatically be excluded from the subject of this Agreement.
2. The purchase price hereof shall not be changed even in the event of the preceding paragraph.

Article 6.
(Repairs by NRE and NRI)
1. In the event that there occur any defect, deficiency, abnormality, malfunction, or suspension of operation etc. with respect to the Property until the time of the delivery of the Property to the Purchaser, NRE and NRI shall have a necessary and reasonable duty of repair therefor, in accordance with their respective ownership portions of the Property, and shall have no duty of compensatory damages, duty to renovate equipment/fixtures, duty of increase utility or functionality thereof, nor any other duty to the Purchaser regardless of any reason whatsoever. Such repair obligation shall not extend to the improvements or equipment/fixtures installed or added by the Purchaser.
2. NRE or NRI shall bear the expenses for performing repair works as set forth in the preceding paragraph; however, if the Purchaser deems repair works beyond the scope of those set forth in the preceding paragraph necessary, the Purchaser shall make a prior consultation with NRI and NRE, and if the parties reach an agreement as to such repair works, the Purchaser shall be responsible for any amount exceeding the scope of the repair works set forth in the preceding paragraph, and perform such repair works.

3. Notwithstanding the provision of Paragraph 1, if it is expressly required by law, ordinances or the orders of the relevant agencies, for the Property to be repaired, altered or equipment installed immediately without any grace period, NRI or NRE, as the case may be, shall conduct such repair, alteration or installation work at its responsibility and expense, in accordance with their respective ownership portions of the Property; provided, however, that if such request is related to the portion subject to the construction work which the Purchaser will conduct or has conducted under the preceding Article, the Purchaser shall, in its responsibility and expense, perform the repair, alteration or installation work so requested.

Article 7.
(Sale and Purchase based on Public Register)
The subject area for this sale and purchase transaction of the Land and the Building shall be based on the area set forth in the real estate registry. Even if there were any difference between the actual area and the area in the real estate registry, the Purchaser, NRE and NRI shall not make any claim or objection such as a claim to increase or decrease the purchase price, against one another.

Article 8.
(Transfer Registration of Ownership)
1. NRE and the Purchaser shall apply for the transfer registration of the ownership for the Land and the Building no later than March 31, 2001.
2. The fees and expenses required for the transfer registration under the preceding paragraph (including, but not limited to, any registration tax, stamp duty, and fees for a judicial scrivener) shall be borne by the Purchaser.

Article 9.
(Delivery)
1. NRE and NRI shall deliver their respective subject of the sale and purchase to the Purchaser on an as-is basis, no later than March 31, 2001.
2. With respect to the delivery under the preceding paragraph, the delivery of the portion possessed by Exodus shall be made by the method of "summary delivery (kanni-no-hikiwatashi)" provided for in Paragraph 2 of Article 182 of the Civil Code or the method of "transfer of possession by direction (sasizu-ni-yoru-senyuiten)" provided for in Article 184 of the Civil Code, and the delivery of the other portion shall be made by the method of "actual delivery" provided for in Paragraph 1 of Article 182 of the Civil Code. If there is a portion possessed by NRI, the delivery by NRE shall be made by the method of "transfer of possession by direction" provided for in Article 184 of the Civil Code, and the delivery by NRI shall be made by the method of "possession recharacterization (senyu-kaitei)" provided for in Article 183 of the Civil Code.
3. The Purchaser, NRE and NRI shall, by the time of delivery of the Property, check and confirm the condition of the Land and the Building (excluding the Equipment/Fixtures I) and the operative condition of the Equipment/Fixtures I and the Equipment/Fixtures II in the presence of the three, and shall, upon the time of delivery of the Property, exchange and deliver the results thereof in writing to one another.
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Article 10.
(Removal of Encumbrances)
1. No later than March 31, 2001, NRE and NRI shall remove or deregister any restrictions or encumbrances such as any security interests including any mortgage, maximal-hypothec, pledge and assignment-type mortgage, and any usufructuary rights including superficies and lease, and any provisional attachment, provisional disposition and any other limitation or burden which would prevent the Purchaser from exercising its entire ownership-rights in the Property, whatever the name or form may be. Provided that the foregoing shall not apply to the possession by Exodus and the possession by NRI pursuant to its agreement with the Purchaser.
2. NRE and NRI shall, no later than March 31, 2001, remove the Heat Exchangers No. 1 and No. 2 owned by NRE and a portion of CPU battery equipment (CVCF rectifier 10 through 12, CVCF recharger 10 through 12, CVCF rectifier for control and CVCF recharger for control), at its responsibility and expense, in accordance with their respective ownership portions of the Property. The Purchaser shall cooperate in NRE's and NRI's activity for such removal, if necessary.

Article 11.
(Delivery of Document, Key, etc.)
1.  NRE shall deliver to the Purchaser the documents specified in Document
    Schedule I attached hereto and key etc. separately agreed upon between the Purchaser and NRE, no later than March 31, 2001.
2.  NRI shall deliver to the Purchaser the documents specified in Document
    Schedule II attached hereto and key etc. separately agreed upon between the Purchaser and NRI, no later than March 31, 2001.
3.  Paragraph 2 of Article 9 shall apply mutatis mutandis to the delivery under
                                         ----------------
    the preceding two paragraphs.

Article 12.
(Simultaneous Performance, Etc.)
1. NRE's and NRI's respective repair obligations under Paragraph 1 of Article 6 and removal obligations under Paragraph 2 of Article 10 shall be performed prior to Purchaser's payment obligations under each paragraph of Article 2, each paragraph of Article 3 and Paragraphs 1 and 2 of Article 4 and settlement obligations under the proviso of Paragraph 2 of Article 15.
2. NRE's obligations under Paragraph 1 of Article 8, each paragraph of Article 9, Paragraph 1 of Article 10, Paragraph 1 of Article 11 and the proviso of Paragraph 2 of Article 15 shall be performed simultaneously with Purchaser's payment obligations under each paragraph of Article 2 and Paragraph 1 of
    Article 4 and settlement obligations under the proviso of Paragraph 2 of
    Article 15.
3. NRI's obligations under each paragraph of Article 9, Paragraph 1 of Article 10, Paragraph 2 of Article 11 and the proviso of Paragraph 2 of Article 15 shall be performed simultaneously with Purchaser's payment obligations under each paragraph of Article 3 and Paragraph 2 of Article 4 and settlement obligations under the proviso of Paragraph 2 of Article 15.

4. By the agreement among the Purchaser, NRE and NRI, the due date of the performance of the obligations under the preceding two paragraphs may be accelerated to any date coming on or after June 1, 2000.

ARTICLE 13.
(Transfer of Ownership)
1. The ownership of the Land and Building shall be transferred from NRE to the Purchaser when the Purchaser has fully paid to NRE and NRE has received from the Purchaser, the purchase price thereof as set forth in Article 2; provided, however, that in the event that the Purchaser has fully paid the purchase price as set forth in Article 2 on any date earlier than the due date set forth in Paragraph 1 of Article 4, NRE shall be entitled to reject the delivery of, and hold in its possession, the Land and Building gratuitously until the deadline of delivery as set forth in Paragraph 1 of
    Article 9, except for the cases where the parties reach agreement under Paragraph 4 of Article 12.
2. The ownership of the Equipment/Fixtures II shall be transferred from NRI to the Purchaser when the Purchaser has fully paid to NRI and NRI has received from the Purchaser, the purchase price thereof as set forth in Article 3; provided, however, that in the event that the Purchaser has fully paid the purchase price as set forth in Article 3 on any date earlier than the due date set forth in Paragraph 2 of Article 4, NRI shall be entitled to reject the delivery of, and hold in its possession, the Equipment/Fixtures II gratuitously until the deadline of delivery as set forth in Paragraph 1 of
    Article 9, except for the cases where the parties reach agreement under Paragraph 4 of Article 12.


ARTICLE 14.
(Boundary)
1. The Purchaser and NRE confirm that NRE has clearly indicated to the Purchaser the boundary between the Land and the adjoining land (which does not mean the boundary confirmed with owner of the adjoining land) by a boundary stone by the execution of this Agreement.
2. NRE shall not take any responsibility regarding the boundary clearly indicated under the preceding paragraph, even if any dispute arises in the future with respect to such boundary between the Purchaser and the owner of the adjoining land and/or the boundary is found to be false.
3.  NRE shall not be responsible for making a survey regarding the Land.

ARTICLE 15.
(Allocation of Taxes and Other Public Charges)
1. With respect to taxes, other public charges and expenses for gas, water supply, electricity and any other expenses or duties, those expenses or duties arising on or before the immediately proceeding day of the delivery date shall be borne by NRE and NRI and those arising on and after the delivery date shall be borne by the Purchaser; provided, however, that if NRI holds the Building in its possession after the delivery date, the parties method and other terms of burdening the above charges and expenses shall be set forth in the lease agreement between the Purchaser and NRI. The initial date to count the fixed assets tax and city planning tax shall be January 1.
2. Settlement under the preceding paragraph (including payment of consumption tax incidental to such settlement, to be paid from the Purchaser to NRE and
    NRI) shall upon determination of the actual amount to be paid, be made among the Purchaser. NRE and NRI without delay; provided, however, that if there is any actual amount which has been determined until the time of performance by the Purchaser, NRE and NRE of their respective obligations under Article 12, settlement shall be made for such actual amount, simultaneously with the said performance of such obligations.
3. The real estate acquisition tax imposed on the acquisition of the Property shall be borne by the Purchaser.

ARTICLE 16
(Due Diligence)
1. The Purchaser hereby confirms and represents to NRE and NRI without objection that:
    (1) The Purchaser has conducted adequate research on the Property with respect to, including, without limitation, its current condition, operating condition, repair history, and durability, by the on-the-spot confirmation, geological survey or other methods, with the cooperation of NRE and NRI, taking advice of the experts employed by the Purchaser prior to the execution of this Agreement;
    (2) The Purchaser has received adequate explanation prior to the execution of this Agreement from NRE and NRI pursuant to the Outline of Equipment/Fixtures attached hereto or otherwise that the Building and the Equipment/Fixtures II show phenomena resulting from deterioration caused by the lapse of time or natural wear and tear, and that dirt, damage, destruction, malfunction, abnormality, failure, erratic operation or the like due to such deterioration and wear and tear are likely to occur;
    (3) NRE and NRI have disclosed to the Purchaser the documents set forth in the Disclosure Document Schedule attached hereto, and the Purchaser has perused and fully understood the contents thereof prior to the execution of this Agreement;
    (4) The Purchaser enters into this Agreement after having taken the result of the above subparagraphs into consideration.

2. NRE and NRI shall not be responsible for any obligations or liability, regardless of the cause of claim such as warranty of no-latent defects, arising out of or in connection with the defects which the Purchaser is or could have been aware of as a result of the survey etc. under each subparagraph of the preceding paragraph.

ARTICLE 17
(Treatment of Warranty of No Latent Defects regarding the Land and Building)
1. NRE shall be responsible to the Purchaser for latent defects in the Land and the Building only for the period of two (2) years form the date of delivery.
2. The Purchaser and NRE hereby confirm without objection that dirt, damage, destruction, malfunction, failure, erratic operation or the like which is attributable to deterioration by the lapse of time or natural wear and tear shall not be included in the defects under the preceding paragraph.
3. NRE shall bear no responsibility, regardless of the cause of claim such as warranty of no-latent defects, to the Purchaser for the dirt, damage, destruction, malfunction, abnormality, failure, erratic operation, or the like of the Property resulting from or in connection with construction by Exodus to add, improve, or renew the equipment/fixtures in accordance with the Memorandum of Agreement Regarding Sublease before the delivery of the Land and the Building.

ARTICLE 18
(Exemption from Warranty of No-Latent Defects regarding Equipment/Fixtures II) NRI shall have no obligation, regardless of the cause of claim such as warranty of no-latent defects, default, responsibility in contract or tort, or responsibility for unjust enrichment, against the Purchaser for any damages whatsoever with respect to dirt, damage, malfunctions, abnormality, failure, erratic operation, or the like of the Equipment/Fixtures II.

ARTICLE 19
(Loss before Delivery, etc.)
1. If all or a substantial part of the Property is damaged or lost due to force majeur or any other causes not attributable to either the Purchaser, NRE, or NRI before the delivery of the Property, and the purpose of this Agreement becomes impossible to achieve, the Purchaser may, by notifying NRE and NRI in writing within one (1) month after the date of such damage or loss, elect to either (i) terminate this Agreement, or (ii) perform this Agreement. NRE and NRI may terminate this Agreement by notifying the Purchaser in writing thereof under the joint names, only if the Purchaser fails to make such election. For the purpose of this paragraph, "a substantial part of the Property is damaged or lost" shall mean the cases where the expenses necessary for repairing such damaged or lost portions exceed 5% of the total amount of the purchase price of the Property under Articles 2 and 3.

2. In the event of termination of this Agreement under the preceding paragraph, NRE and NRI shall immediately reimburse any money received from the Purchaser without interest upon termination of this Agreement. Articles 21 through 24 shall not apply to any case where the damage or loss of the Property amounts to the degree set forth in the preceding paragraph.
3. If the Purchaser elects to perform this Agreement under Paragraph 1, the Purchaser, NRE and NRI shall use their respective efforts to accelerate the due date of the performance of their respective obligations to any date coming on or after June 1, 2000, pursuant to Paragraph 4 to Article 12. In this case, NRE and NRI shall take the measure of only reducing the purchase price to the extent of such damaged or lost portion thereof, with no obligation to repair whatsoever, and the Purchaser shall agree to this treatment without any objection. Further, neither NRE and NRI shall have any obligation. Regardless of the cause of claim such as warranty of no-latent defects, default, responsibility for unjust enrichment, for any damages whatsoever with respect to the Property.
4. If the damage or loss of the Property does not amount to the degree set forth in Paragraph 1, NRE and NRI shall, after consultation with the Purchaser, take the measure of either (i) reducing the purchase price to the extent of such damaged or lost portion thereof, or (ii) doing repairs to the extent as set forth in Paragraph 1 of Article 6, and the Purchaser shall agree to the measure therefor being limited to either (i) or (ii) without any objection. In the case of either (i) or (ii) above, neither NRE or NRI shall have any obligation, regardless of the cause of the claim such as warranty of no-latent defects, default, responsibility in contract or tort, or responsibility for unjust enrichment, for any damages whatsoever with respect to the Property; provided, however, that if NRE and NRI choose option (ii), NRE and NRI shall be responsible for the warranty of no-latent defects relating to the defects which are caused from the portions of the Property subject to such repairs, to the extent as agreed upon by the Purchaser, NRE and NRI after consultations from time to time.

ARTICLE 20.
(Reservation of the Right of Purchaser to Termination during the Term.)
1. Even after the execution of this Agreement, the Purchaser may terminate this Agreement during the period until the end of April, 2000 by notifying both NRE and NRI in writing that the Purchaser waives the money already paid to NRE and NRI pursuant to Paragraphs 1 and 2 of Article 4 hereof and terminates this Agreement.
2. NRE and NRI may not terminate this Agreement even if they reimburse twice the amount of money received form the Purchaser pursuant to Paragraphs 1 and 2 of Article 4 hereof.

ARTICLE 21.
(Termination Due to Breach of this Agreement by Purchaser)
1. In the event that the Purchaser fails to perform its material obligations hereunder against NRE and/or NRI, NRE and NRI may, by a written notice to the Purchaser under their joint names, terminate this Agreement after demanding a remedy in writing to the Purchaser under their joint names and such failure being remedied for seven (7) days (in the case of monetary obligations) or thirty (30) days (in the case of non-monetary obligations), as the case may be after receipt by the Purchaser of such demand.
2. In the event of termination pursuant to the preceding paragraph, the Purchaser shall immediately pay to NRE and NRI, respectively, as a penalty for breach of contract, an amount equal to twenty percent (20%) of the purchase price as specified Articles 2 and 3 hereof. NRE and NRI shall apply the money received from the Purchaser pursuant to Paragraphs 1 and 2 of
    Article 4 hereof, to part of such penalty for breach of contract.
3. The amount of the penalty for breach of contract under the preceding paragraph shall not change regardless of the actual amount of damages incurred by NRE and NRI.

ARTICLE 22.
(Termination Due to Breach of this Agreement by NRE only)
1. In the event that only NRE fails to perform its material obligations hereunder, the Purchaser may, by written notice to NRE and NRI, terminate all of this Agreement or the portion of this Agreement relating to the sale and purchase between the Purchaser and NRE after demanding a remedy in writing to NRE and NRI and such failure being unremedied for seven (7) days (in the case of monetary obligations) or thirty (30) days (in the case of non-monetary obligations), as the case may be, after receipt by NRE of such demand. In this case, the Purchaser shall notify NRE and NRI in such termination notice of its decision to terminate either all of this Agreement or the portion of this Agreement relating to the sale and purchase between the Purchaser and NRE.
2. If the portion of this Agreement relating to the sale and purchase between the Purchaser and NRE is terminated pursuant to the preceding paragraph, the Purchaser may demand form NRE the reimbursement of the money paid pursuant to Paragraph 1 of Article 4 hereof, and may demand any one of the following measures be taken. The Purchaser shall notify both NRE and NRI which of the following measures should be taken in the termination notice under the preceding paragraph.
    (1) NRE shall immediately pay to the Purchaser as a penalty for breach of contract, an amount equal to twenty percent (20%) of the purchase price as specified in Article 2 hereof. The amount of the penalty for breach of contract shall not change regardless of the actual amount of damages incurred by the Purchaser.
    (2) NRE and NRI shall consent to the Purchaser using part of the Property until March 31st, 2001 pursuant to the memorandum of Agreement Regarding Sublease, and NRE shall thereafter lease the Building to the Purchaser for ten (10) years from April 1st, 2001 to March 31, 2011 pursuant in the Particulars of Building Lease Agreement attached hereto.

3. If the Purchaser elects to take the measures under Subparagraph (1) of the preceding paragraph, the portion of this Agreement relating to the sale and purchase between the Purchaser and NRI shall be automatically terminated. In such case, the Purchaser may not claim against NRE and/or NRI for any penalty for breach of contract, damages or other money arising out of or in connection with the termination, regardless of the name(s) or cause(s) of such claim, except for (i) the reimbursement of money from NRE under the text of the preceding paragraph (ii) the payment of the penalty-for-breach of contract from NRE under Subparagraph (1) of the preceding paragraph, and
    (iii) the reimbursement of money paid to NRI under Paragraph 2 of Article 4.
4. If the Purchaser elects to take the measures under Subparagraph (2) of Paragraph 2, the Purchaser may not terminate the portion of this Agreement relating to the sale and purchase between the Purchaser and NRI, and may not claim against NRE and/or NRI for any penalty for breach of contract, damages or other money arising out of or in connection with the termination regardless of the name(s) or cause(s) of such claim, except for the claim for payment of the money against NRE under the text of Paragraph 2 above.
5. If all of the Agreement is terminated pursuant to Paragraph 1 above, the Purchaser may demand from NRE and NRI the reimbursement of the money paid pursuant to Paragraphs 1 and 2 of Article 4 hereof, and may demand any one of the following measures be taken. The Purchaser shall notify both NRE and NRI which of the following measures should be taken in the termination notice under Paragraph 1 above.
    (1) NRE shall immediately pay to the Purchaser as a penalty for breach of contract, and amount equal to twenty percent (20%) of the purchase price as specified in Article 2 hereof. The amount of the penalty for breach of contract shall not change regardless of the actual amount of damages incurred by the Purchaser. In this case, NRI shall not be responsible for the payment of such penalty for breach of contract to the Purchaser.
    (2) NRE and NRI shall consent to the Purchaser using part of the Property until March 31st, 2001 pursuant to the Memorandum of Agreement Regarding Sublease, and thereafter, NRE shall lease the Building to the Purchaser, and NRI shall lease the Equipment/Fixtures II to the Purchaser, respectively, for ten (10) years from April 1st, 2001 to March 31st, 2011, pursuant to the Particulars of Building Lease Agreement attached hereto; provided, however, that the terms and conditions of the lease relating to the Equipment/Fixtures II shall be conferred and determined by the Purchaser, NRE and NRI, taking into account those set forth in the Office Space Sublease Agreement.
6. If the Purchaser elects to take the measures under Subparagraph (1) of the preceding paragraph, the Purchaser may not claim against NRE and/or NRI for any penalty for breach of contract, damages or other money arising out of or in connection with the termination, regardless of the name(s) or cause(s) of such claim, except for (i) the reimbursement of money from both NRE and NRI under the text of the preceding paragraph, and (ii) the payment of the penalty for breach of contract from NRE under Subparagraph (1) of the preceding paragraph.

7. If the Purchaser elects to take the measures under Subparagraph (2) of Paragraph 5, the Purchaser may not claim against NRE and/or NRI for any penalty for breach of contract, damages or other money arising out of or in connection with the termination, regardless of the name(s) or cause(s) of such claim, except for the claim for payment of the money against both NRE and NRI under the text of Paragraph 5 above.

Article 23.
(Termination Due to Breach of this Agreement by NRI only)
1. In the event that only NRI fails to perform its material obligations hereunder, the Purchaser may, by a written notice to NRE and NRI, terminate the portion of this Agreement relating to the sale and purchase between the Purchaser and NRI after making a demand for remedy in writing to NRE and NRI and such failure being unremedied for seven (7) days (in the case of monetary obligations) or thirty (30) days in the case of non-monetary obligations), as the case may be, after receipt by NRI of such demand.
2. In the event of partial termination for this Agreement pursuant to the preceding paragraph, the Purchaser may demand from NRI the reimbursement of the money paid pursuant to paragraph 2 of Article 4 hereof, and may demand one of the following measures be taken, the Purchaser shall notify NRE and NRI which of the following measures should be taken in the termination notice under the preceding paragraph.
    (1) NRI shall immediately pay to the Purchaser as a penalty for breach of contract, an amount equal to twenty percent (20%) of the purchase price as specified in Article 3 hereof. The amount of the penalty for breach of contract shall not change regardless of the actual amount of damages incurred by the Purchaser.
    (2) NRE and NRI shall consent to the Purchaser using the Equipment/Fixtures II until March 31st, 2001 pursuant to the Memorandum of Agreement Regarding Sublease, and NRI shall lease the Equipment/Fixtures II to the Purchaser for ten (10) years from April 1st, 2001 to March 31st, 2011; provided, however, that the terms and conditions of the lease shall be conferred and determined by the Purchaser, NRE and NRI, taking into account those set forth in the Office Space Sublease Agreement.
3. If the Purchaser elects to take the measures under Subparagraph (1) of the preceding paragraph, the portion of this Agreement relating to the sale and purchase between the Purchaser and NRI shall be automatically terminated. In such case, the Purchaser may not claim against NRE and/or NRI for any penalty for breach of contract, damages or other money arising out of or in connection with the termination, regardless of the name(s) or cause(s) of such claim, except for (i) the reimbursement of money under text of Paragraph 1, (ii) the payment of the penalty for breach of contract under Subparagraph (1) of the preceding paragraph, and (iii) the reimbursement of money paid to NRE under Paragraph 1 of Article 4.

4. If the Purchaser elects to take the measures under Subparagraph (2) of Paragraph 2, the Purchaser may not terminate the portion of this Agreement relating to the sale and purchase between the Purchaser and NRI, and may not claim against NRE and/or NRI for any penalty for breach of contract, damages or other money arising out of or in connection with the termination, regardless of the name(s) or cause(s) of such claim, except for the claim for payment of the money against NRI under the text of Paragraph 2 above.

Article 24.
(Termination Due to Breach of this Agreement by NRE and NRI)
1. In the event that NRE and NRI both fail to perform their respective material obligations hereunder, the Purchaser may, by a written notice to NRE and NRI, terminate this Agreement after making a demand for the remedy in writing to NRE and NRI and such failure being unremedied for seven (7) days (in the case of monetary obligations) or thirty (30) days (in the case of non-monetary obligations), as the case may be, after receipt by NRE and NRI of such demand.
2. In the event of termination of this Agreement pursuant to the preceding paragraph, the Purchaser may demand from NRE and NRI, the reimbursement of money paid pursuant to Paragraphs 1 and 2 of Article 4 hereof, and may demand one of the following measures be taken. The Purchaser shall notify both NRE and NRI which of the following measures should be taken in the termination notice under the preceding paragraph.
    (1) NRE and NRI shall immediately pay to the Purchaser as a penalty for breach of contract, an amount equal to twenty percent (20%) of the purchase price as specified in Articles 2 and 3 hereof. The amount of the penalty for breach of contract shall not change regardless of the actual amount of damages incurred by the Purchaser.
    (2) NRE and NRI shall consent to the Purchaser using part of the Property until March 31st, 2001 pursuant to the Memorandum of Agreement Regarding Sublease, and for ten (10) years from April 1st, 2001 to March 31st, 2011 and NRE shall lease the Building to the Purchaser pursuant to the Particulars of Building Lease Agreement attached hereto, and NRI shall lease the Equipment/Fixtures II to the Purchaser; provided however, that the terms and conditions of the lease of the Equipment/Fixtures II shall be conferred and determined by the Purchaser NRE and NRI taking into account those set forth in the Office Space Sublease Agreement.
3. If the Purchaser elects to take the measures under Subparagraph (1) of the preceding paragraph, this Agreement shall be automatically terminated. In such case, the Purchaser may not claim against NRE and/or NRI for any penalty for breach of contract, damages or other money arising out of or in connection with the termination, regardless of the name(s) or cause(s) of such claim, except for (i) the reimbursement of money under the text of Paragraph 1, and (ii) the payment of the penalty for breach of contract under Subparagraph (1) of the preceding paragraph.

4. If the Purchaser elects to take the measures under Subparagraph (2) of Paragraph 2, the Purchaser may not terminate this Agreement, and may not claim against NRE and/or NRI for any penalty for breach of contract, damages or other money arising out of or in connection with the termination, regardless of the name(s) or cause(s) of such claim, except for the claim for payment of the money against NRE and NRI under the text of Paragraph 2 above.

Article 25.
(Limitation of Right to Termination)
The termination of this Agreement shall not become effective until and unless it is made in the terms and manner set forth in the preceding six articles; provided, however, that this shall not apply to the event where the text of Paragraph 1 of Article 566 of the Civil Code, as referred to by Article 570 of the Civil code, shall apply to the Land and the Building.

Article 26.
(Representations and Warranties)
1. The Purchaser, NRE and NRI hereby represent and warrant to one another that all legal and internal procedures (including the resolutions for approval by the board of directors) necessary for the execution and performance of this Agreement are completed.
2. NRE and NRI hereby represent and warrant to the Purchaser that, to the actual knowledge of NRE and NRI, there is no pending action suit, investigation, eminent domain action, or governmental notice with respect to the Property which materially affect the value of the Property.
3. NRE and NRI hereby represent and warrant to the Purchaser that except as already disclosed to the Purchaser, to the extent that NRE and NRI can be aware of with reasonable diligence, there are no hazardous materials with respect to the Property, which would be generally recognized as materially harmful to any human life or body or as having materially adverse effect on the value of the Property.
4. NRE and NRI hereby represent and warrant to the Purchaser that they have made the Purchaser review or have given an opportunity to review, all documents with respect to the Property on which NRE and NRI determine that the Purchaser have relied in making its representations in Article 16. For the avoidance of doubt, the documents which NRE and NRI have made the Purchaser review or have given an opportunity to review includes, but not limited to, those described in the Document Schedules I and II attached hereto.
5. NRE and NRI hereby represent and warrant to the Purchaser that as of the execution date hereof, they have the insurance policies as set forth in the Insurance Schedule attached hereto and will keep them in place until the completion of the delivery of the Property and transfer of ownership of the Property to the Purchaser hereunder.

6. NRE and NRI hereby represent and warrant to the Purchaser that neither NRE nor NRI have any agreements or contracts to transfer the ownership or possession of the Property to any third party, or except for the already disclosed existing limitations or encumbrances, to establish on the Property, any security interest, including mortgage, maximal-hypothec, pledge and assignment-type mortgage, and any usufructuary rights including superficies and lease.
7. NRE and NRI hereby represent and warrant to the Purchaser that for so long as this Agreement remains effective after the execution hereof, neither NRE nor NRI shall, without the prior written consent of the Purchaser, enter into any contracts or agreements regarding the Property that will survive the transfer of ownership to the Purchaser, and that to the extent there are such outstanding contracts or agreements, NRE and/or NRI will discharge of extinguish all of its obligations and liabilities under such contracts and agreements before the transfer of ownership of the Property to the Purchaser.

Article 27.
(Covenants)
1. During the period from the execution hereof to the delivery of the Property, NRE and NRI shall manage the Property, with due diligence of good manager at the same level as NRE and NRI continued to manage it so far, to the extent as provided for herein in accordance with their respective ownership portions of the Property, and use the Property in accordance with the provisions of the Memorandum of Agreement regarding Lease and the Office Space Sublease Agreement.
2. For so long as this Agreement remains effective after the execution hereof, neither NRE nor NRI shall transfer the ownership or possession of the Property to any third party, or, except for the existing limitations or encumbrances, establish on the Property, any security interest including mortgage, maximal-hypothec, pledge and assignment-type mortgage, and any usufructuary rights including superficies and lease.
3. For so long as this Agreement remains effective after the execution hereof, neither NRE nor NRI shall provide any information of the Property of the real estate market.
4. For so long as this Agreement remains effective after the execution hereof, if any of the Purchaser, NRE and NRI are aware of the occurrence of any event which would have material effect on the Property, such party shall notify the other parties thereof and shall in good faith confer with the other parties on the measures therefor.

Article 28.
(Management Service Agreement of the Property)
1. The Purchaser shall, after the execution of this Agreement and before the delivery of the Property, discuss in good faith with Nomura Building Sogo Kanri K.K. ("Nomura Building Management") with respect to an agreement regarding the entrustment of the management of the Property. Provided, however, that if the Purchaser and Nomura Building Management fail to reach an agreement, the Purchaser may enter into an agreement regarding the entrustment of the management of the Property with a third party.

2. The contents of the management service agreement by and between the Purchaser and Nomura Building Management shall be specified separately by and between the Purchaser and Nomura Building Management.
3. If the management service agreement is entered into by and between the Purchaser and Nomura Building Management before the delivery of the Property, the delivery of the portion possessed by Nomura Building Management under Paragraph 1 of Article 9 shall be made by the method of "transfer of possession by direction (sasizu-ni-yoru-senyuiten) provided for in Article 184 of the Civil Code.
4. NRE and NRI shall bear no responsibility to the Purchaser with respect to the management service performed by Nomura Building Management.

Article 29.
(Measures for Jamming Prevention)
1. The Purchaser acknowledges without any objection that in order to remove TV radio disturbance or other jamming caused by the effect of the Building, NRE has agreements with its neighbors pursuant to which (i) NRE shall allow neighbors to gratuitously use the TV audience common facilities set up in the Building for neighbors (ii) NRE shall bear the expenses for the maintenance, repair, administration and renewal of the TV audience common facilities for neighbors, and (iii) NRE shall pay to Tokyo Electric Power Co., Inc,. the charges for installment and electricity relating to the TV audience common facilities for neighbors.
2. In the event that the Purchaser acquires the ownership of the Building, the Purchaser shall succeed from NRE all its obligations under the agreements with the neighbors in the preceding paragraph with NRE being released from all its obligations, and shall comply with all such agreements.
3. NRE represents and warrants that it has provided the Purchaser with a true and correct copy of all documents (which shall be limited to originals) related to the TV audience common facilities set forth in Paragraph 1, to the extent that NRE actually recognizes and holds such documents, as at the time of the execution hereof.
4. If the Purchaser establishes equipment or other structures (including antennas) on the Building and cause any TV and/or radio disturbance or other jamming to neighbors due to the effect of such equipment or structures, the Purchaser shall, in its sole responsibility and expense, take appropriate measure therefore and shall not cause any trouble to NRE or NRI.

Article 30
(Assignment of Rights and Obligations)
The Purchaser may not assign or transfer its contractual status as seller hereunder or any of its rights or obligations hereunder to any third party, without the written consent of NRE and NRI, which consent shall not unreasonably withheld or delayed.

Article 31.
(Individual Obligations)
Any monetary obligations which NRE and NRI shall have under this Agreement shall not be joint and several, regardless of the cause(s) thereof.

Article 32.
(Notification)
Any notification which the Purchaser, NRE or NRI makes under this Agreement shall not be effective unless made in writing.

Article 33.
(Confidentiality)
Neither the Purchaser, NRE, nor NRI shall use any confidential information obtained in the discussions and negotiations relating to this Agreement, the Memorandum of Agreement Regarding Sublease and the Office Space Sublease Agreement for any purpose other than the execution of this Agreement, the Memorandum of Agreement Regarding Sublease or the Office Space Sublease Agreement, and shall not disclose such confidential information to any third party except as required by law or with the consent of the other parties. The parties may disclose such confidential information to their legal and financial advisors provided their advisors, if not subject to statutory confidential obligations, enter into a confidentiality agreement in advance.

Article 34.
(Default Interest)
The default interest in the event of default in respect of monetary obligations hereunder shall be calculated at the per-diem rate of 14.6 percent on a 365-day year basis.

Article 35.
(Cost Allocation of Stamp Duty)
The stamp duty to be affixed to this Agreement shall be borne by the Purchaser and NRE, respectively.

Article 36.
(Governing Law and Jurisdiction)
This Agreement shall be governed and construed in accordance with the laws of Japan, and any dispute relating to this Agreement shall be submitted to the exclusive jurisdiction of the Tokyo District Court in the first instance.

Article 37.
(Language)
This Agreement was prepared in Japanese with an English translation thereof. Should there be any difference or inconsistency between the Japanese version and the English version, the Japanese version shall prevail in all respects.

Article 38.
(Binding Effect of Agreement before Execution of this Agreement)
1. The execution of this Agreement shall in no way affect the effect of the Memorandum of Agreement regarding Sublease and the Office Space Sublease Agreement
2. Except for the Memorandum of Agreement Regarding Sublease and the Office space Sublease Agreement, any matters agreed to by and between the Purchaser and NRE and NRI prior to the execution of this Agreement, whether in writing, oral or otherwise and irrespective of the form it takes and its name, shall be null and void.
3. If any portion of the provisions of this Agreement is found to be void or unenforceable by a decision etc. by a court, such provision shall not be effective; provided, however, that the avoidance or unenforceability of such provision shall not affect the validity and enforceability of the other provisions hereof. The Purchaser, NRE and NRI agree to amend or alter such provision to the extent that it is necessary to be valid and enforceable, considering the purpose and effect of such provision.

Article 39.
(Conditions Precedent to the Purchaser's Obligation to Purchase)
1. The following are conditions precedent to the Purchaser's obligations to pay the remaining balance under each paragraph of Article 2 and Paragraph 1 of
    Article 4. The failure by NRE to perform any of the following conditions shall be deemed as a breach of the "material obligations" referred to in Articles 22, 23 and 24 hereof, and Articles 22, 23 and 24 shall apply to such cases:
    (1) NRE shall deliver to the Purchaser a writing that the representations and warranties of NRE set forth in each paragraph of Article 26 are true and correct as of the date of delivery of the Land and the Building with the same force and effect as if they had been made at such date;
    (2) NRE shall deliver a certified copy of the real estate registry regarding the Land and Building, representing no security interest including any mortgage, maximal-hypothec, pledge and assignment-type mortgage and no usufructuary rights including superficies and lease thereon; and
    (3) Upon delivery of the Land and the Building, NRE shall deliver to the Purchaser a writing that NRE is not aware of the occurrence of, since the date hereof, any event which makes any material adverse effect on the Land and the Building and which has not been disclosed pursuant to Paragraph 4 of Article 27 hereof.

2. The following are conditions precedent to the Purchaser's obligations to pay the remaining balance under each paragraph of Article 3 and Paragraph 2 of
    Article 4. The failure by NRI to perform any of the following conditions shall be deemed as a breach of the "material obligations" referred to in Articles 22 through 24 hereof, and Articles 22 through 24 shall apply to such cases:
    (1) NRI shall deliver to the Purchaser a writing that the representations and warranties of NRI set forth in each paragraph of Article 26 are true and correct as of the date of delivery of the Equipment/Fixtures II with the same force and effect as if they had been made at such date; and
    (2) Upon delivery of the Equipment/Fixtures II, NRI shall deliver to the Purchaser a writing that NRI is not aware of, since the date hereof, the occurrence of any event which makes any material adverse effect on the Equipment/Fixtures II and which has not been disclosed to the Purchaser pursuant to the Paragraph 4 of Article 27 hereof.

Article 40.
(Matters not Provided For)
With respect to any matter which is not provided for in this Agreement, the Purchaser, NRE, and NRI shall in good faith confer and resolve such matters in accordance with the Civil Code, other relevant laws and regulations, and the practices of real estate lease transactions in Japan.

IN WITNESS WHEREOF, the parties have caused this Agreement executed in duplicate to be signed and sealed, the Purchaser and NRE each shall retain one original, and NRI shall retain one copy.

April 25, 2000

                           Purchaser: EXODUS COMMUNICATIONS, K.K.
                                      /s/  ILLEGIBLE

                           NRE: NOMURA REAL ESTATE DEVELOPMENT, CO. LTD. /s/ ILLEGIBLE

                           NRI:       NOMURA RESEARCH INSTITUTE, LTD.
                                      /s/  ILLEGIBLE